                                                                   Exhibit 10.18

                   Manufacturing and Distribution Agreement
                   ----------------------------------------

     This Manufacturing and Distribution Agreement ("Agreement") is entered into as of January 2, 2001 (the "Effective Date") by and between A.S.V., Inc., ("ASV") a Minnesota corporation with a principal place of business at 840 Lily Lane, Grand Rapids, Minnesota 55744 and Polaris Industries Inc., ("Polaris") a Delaware corporation with a principal place of business at 2100 Highway 55, Medina, MN 55340, (each a "Party" and collectively, the "Parties").

     WHEREAS, ASV is the developer and manufacturer of certain light utility all surface loaders called RC-30 All Surface Loaders, and related accessory work tools;

     WHEREAS, Polaris desires to obtain the right to manufacture and distribute such RC-30 All Surface Loaders and work tools, under the Polaris brand name, and ASV desires to grant Polaris such manufacturing and distribution rights, all on the terms and conditions set forth herein;

     NOW, THEREFORE, the Parties agree as follows:


                                   ARTICLE 1
                                  DEFINTIONS

     All capitalized terms that are not otherwise defined herein shall have the meanings set forth below:

     1.1  "Affiliate" means any person (individual, corporation, partnership,
           ---------
limited liability company or other entity) that directly or indirectly controls, is under common control of or is controlled by either Party to this Agreement. "Control" means the ownership, direct or indirect, of fifty percent (50%) or more of the voting shares or capital of such person.

     1.2  "ASV Manufacturing Technology" means those patents, copyrights, trade
           ----------------------------
secrets, designs, drawings, know-how or any other intellectual property (excluding the ASV Trademarks) owned or licensed (with right of sublicense) by ASV during the term of this Agreement which cover or are otherwise necessary for the manufacture of the Vehicles.

     1.3  "ASV Trademarks" means those trademarks, trade names and logos of ASV
           --------------
listed on, and the trade dress for the ASV Vehicle described on, Exhibit A
                                                                 ---------
hereto, as such Exhibit may be amended from time to time in ASV's sole discretion.

     1.4  "ASV Vehicle" means the version of the Vehicles branded with the ASV
           -----------
Trademarks.

     1.5  "Confidential Information" means all trade secrets, confidential
           ------------------------
knowledge, and proprietary data of any kind or nature whatsoever relating to this Agreement, or the businesses of either Party and its Affiliates. Confidential Information also shall include any information prepared or developed by a Party in connection with this Agreement, which reflects, interprets, evaluates, includes or is derived from the Confidential Information of another Party. Confidential Information shall include, but not be limited to, technical specifications, diagrams, discoveries, economic models, pro forma and other financial information, designs, business opportunities, cost and pricing data, records, customer lists, and engineering, manufacturing, and marketing know-how. Without limiting the foregoing, Confidential Information of ASV shall be deemed to include the ASV Manufacturing Technology. Confidential Information does not include information which (i) was generally known or available to the public at the time of its disclosure hereunder, or which after such disclosure became generally known or available to the public, provided that such disclosure was made or occurred through no fault of the Receiving Party or its Affiliates, or its or their officers, directors, or employees; (ii) was in the possession of the Receiving Party prior to its disclosure hereunder; (iii) was known by the Receiving Party at the time of its disclosure hereunder or was independently developed at any time by the Receiving Party without reference to the Disclosing Party's Confidential Information; (iv) is required to be furnished pursuant to law or legal process; or (v) is rightfully obtained, subsequent to its disclosure hereunder, by the Receiving Party or its Affiliates from a third party who is lawfully in possession of such information and who is not under an obligation of confidentiality to the Disclosing Party.

     1.6  "Disclosing Party" means a Party that discloses Confidential
           ----------------
Information hereunder.

     1.7  "Manufacturing Costs" means, to the extent actually incurred by a
           -------------------
Party hereunder in accordance with generally acceptable accounting principles,
(i) the direct costs of materials; (ii) the direct labor costs, and (iii) the overhead allocated at such Party's overhead application rate and to the extent agreed by the Parties.

     1.8  "Polaris Trademarks" means those trademarks, trade names and logos of
           ------------------
Polaris listed on, and the trade dress for the Polaris Vehicle described on, Exhibit B, as such Exhibit may be amended from time to time in Polaris' sole
---------
discretion.

     1.9  "Polaris Vehicles" means the version of the Vehicles branded with the
           ----------------
Polaris Trademarks.

     1.10 "Products" means collectively, the Vehicles and the Work Tools.
           --------

     1.11 "Receiving Party" means a Party that receives Confidential Information
           ---------------
hereunder.

     1.12 "Vehicles" means the RC-30 All Surface Loader line of light utility
           --------
all surface loaders, more particularly described on Exhibit C.
                                                    ---------

     1.13 "Work Tools" means those interchangeable portions attached to the
           ----------
Vehicles and designed to accomplish different tasks (e.g., bucket, snow blower, mower, post hole digger, etc.).

                                   ARTICLE 2
                                   PRODUCTS

     2.1  Product Scope.
          -------------

          (a) The Parties shall initially manufacture and market hereunder two branded versions of the Vehicles: Polaris Vehicle and the ASV Vehicle. The Polaris Vehicle and the ASV Vehicle will incorporate the same functionality and have the same specifications; however, the Polaris Vehicle will bear the Polaris Trademarks in the manner that Polaris deems appropriate and the ASV Vehicle will bear the ASV Trademarks in the manner that ASV deems appropriate.

          (b) Upon mutual written consent of the Parties, versions of the Vehicles bearing other (third party) brands may be distributed in the future.

     2.2  Product Improvements.
          --------------------

          (a) The Parties will from time to time discuss improvements and enhancements to the Vehicles and Work Tools, and may decide to develop such improvements or enhancements jointly or through one of the Parties. Such agreed improvements and enhancements will be included in Polaris' manufacturing and distribution rights hereunder and ASV will retain the right to use such improvements and enhancements in its own business. Polaris and ASV will share equally the costs related to developing these mutually agreed product improvements and enhancements including tooling.

          (b) Polaris may also make improvements and enhancements at its own expense to the Polaris Vehicle with ASV's prior consent. Such improvements and enhancements will be made available for both the ASV and Polaris Vehicles.

          (c) Ownership of the intellectual property relating to such improvements and enhancements shall determined in accordance with Article 8 below.

    2.3   New Products.  The Parties may mutually agree to add to the Products
          ------------
contemplated by this Agreement certain additional light utility all surface loaders models (***) that may be developed by ASV or Polaris during the term of this Agreement.


                                   ARTICLE 3
                              DISTRIBUTION RIGHTS

    3.1   Polaris Distribution Rights.  ASV hereby grants to Polaris the
          ---------------------------
worldwide exclusive right to distribute the Polaris Vehicle and Work Tools through the Polaris domestic and international dealer and distributor network as it exists currently or as it may evolve during the term of this Agreement. In addition, as between ASV and Polaris, Polaris shall have the

_____________________
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

worldwide exclusive right to distribute the Vehicles and Work Tools to national rental centers (as defined herein); provided, however, that the Parties acknowledge that ASV's dealers may themselves resell the Vehicles to national rental centers and provided, further that, after the third anniversary of the Effective Date, the Parties shall review the national rental center exclusivity to determine if Polaris is adequately marketing to this sector. As used herein, the term national rental centers shall mean (1) United Rental Center; (2) Nations Rental Center; (3) Rental Service Corporation (RSC); (4) Hertz Rental Center; (5) National Equipment Services (NES), and (6) Prime Rentals.

     3.2  ASV Distribution Rights.  ASV shall retain the worldwide exclusive
          -----------------------
right to distribute the ASV Vehicles and Work Tools (other than To Polaris' distribution network and directly to the national rental centers as set forth in
Section 3.1). All rights not expressly granted to Polaris hereunder are retained by ASV.

    3.3   Other Distribution Rights.  Polaris and ASV shall each have the right
          -------------------------
to distribute their respective Vehicles and Work Tools to all other rental centers and the commercial and military markets. In addition, Polaris and ASV each retain the right to distribute other utility and commercial products.


                                   ARTICLE 4
                       DISTRIBUTION OF POLARIS VEHICLES

     4.1  Distribution Obligations.  Polaris shall use its best efforts to
          ------------------------
commercialize the Polaris Vehicle on a worldwide basis and will at all times maintain an adequate, trained sales and support staff to promote the Polaris Vehicle and Work Tools. At least 30 days prior to January 1 of the applicable year, Polaris will provide ASV an annual marketing plan for the Polaris Vehicle and Work Tools for ASV's review and comment.

     4.2  Vehicle Sales in 2003.  The parties acknowledge and agree that there
          ---------------------
may be a certain sales level at which it is not economically prudent for the parties to continue the relationship contemplated herein. In light of the foregoing, the parties agree that if Polaris fails to distribute *** (***) Polaris Vehicles during 2003, ASV shall have the right to terminate this Agreement by giving Polaris written notice thereof, which notice shall be delivered not later than January 31, 2004 and shall be effective thirty (30) days after delivery thereof to Polaris.


                                   ARTICLE 5
                            MANUFACTURE AND SUPPLY

     5.1  Manufacturing Rights for Vehicles.  Initially, ASV shall manufacture
          ---------------------------------
both the ASV Vehicle and the Polaris Vehicle. Polaris shall have the right to assume the manufacturing of the ASV Vehicle and the Polaris Vehicle; provided that Polaris provides ASV twelve months'

_________________
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

written notice of its intention to begin manufacturing the Vehicles and subject to a reasonable transition to be mutually agreed by the Parties. As used in this Agreement, the term "Manufacturing Party" shall refer to whichever Party is manufacturing Vehicles at such time, and the term "Purchasing Party" shall refer to whichever Party is purchasing Vehicles from the Manufacturing Party at such time.

     5.2  Purchase and Supply of Vehicles.  The Manufacturing Party shall
          -------------------------------
manufacture its own requirements of its Vehicle, and shall manufacture and supply the Purchasing Party with such Purchasing Party's Vehicle, in quantities the Purchasing Party may order from time to time (subject to limitations to be negotiated by ASV and Polaris). The Manufacturing Party shall provide sufficient manufacturing capacity, including tooling, to manufacture the Vehicles in accordance with the agreed specifications and in sufficient quantities to meet the Purchasing Party's orders. If the demand for the ASV Vehicles and Polaris Vehicles exceeds the supply, notwithstanding the Manufacturing Party's efforts to provide sufficient manufacturing capacity, the Manufacturing Party shall allocate supplies of the Vehicles between itself and the Purchasing Party on a pro rata basis based on the Parties' sales forecasts for the applicable period.

     5.3  Forecasts.  The Purchasing Party shall submit to the Manufacturing
          ---------
Party, at least ninety (90) days in advance of the first applicable month, a written forecast of its requirements for such Purchasing Party's Vehicles (and Work Tools, as applicable) for the following twelve (12) month period, with the initial forecast being attached hereto as Exhibit D. The Purchasing Party shall
                                          ---------
update such forecasts in writing on a monthly rolling basis.  The first three
(3) months of such updated forecasts shall be binding on the Parties, and the remaining nine (9) months shall be the Purchasing Party's non-binding best estimate of its purchases of its Vehicles (and Work Tools, as applicable) for such period.

     5.4  Purchase Orders.  The Purchasing Party shall submit to the
          ---------------
Manufacturing Party, at least ninety (90) days in advance of the requested ship date, written or electronic purchase orders for purchases of the Purchasing Party's Vehicles (and Work Tools, as applicable) in quantities consistent with its firm forecasts; and the Manufacturing Party shall accept such purchase orders in writing or electronically. In addition, the Manufacturing Party shall use commercially reasonable efforts to accept, by written or electronic notice to the Purchasing Party, and fill any purchase orders for quantities in excess of the firm forecasted amounts.

     5.5  Shipping and Delivery.  The Manufacturing Party shall use commercially
          ---------------------
reasonable efforts to ship the ordered Vehicles (and Work Tools, as applicable) on or before the requested ship date and shall deliver all of the Purchasing Party's Vehicles (and Work Tools, as applicable) F.O.B. the Manufacturing Party's manufacturing facility. The Vehicles (and Work Tools, as applicable) shall be shipped to the Purchasing Party, or upon the Purchasing Party's request, directly to the Purchasing Party's dealers or customers. The Purchasing Party shall be responsible for all shipping charges and the risk of loss from the F.O.B point.

     5.6  Sale of Components.  When Polaris is the Manufacturing Party, ASV
          ------------------
shall supply to Polaris certain proprietary ASV components (e.g., tracks) for the Vehicles at ASV's Manufacturing Cost. In addition, when Polaris is the Manufacturing Party, ASV shall use its best efforts to ensure an uninterrupted supply of parts and Caterpillar components as needed in the manufacturing of the products at ASV costs.

     5.7  Sale of Parts.  ASV shall sell proprietary parts for Polaris Vehicle
          -------------
directly to Polaris *** (***). In addition, ASV shall use its best efforts to ensure that Polaris has access to Caterpillar components and service items (e.g., engines and controls). ASV shall guarantee delivery of said parts and components as outlined in the ASV Parts Policy document (Exhibit E).

     5.8  Sale of Work Tools.  During the five (5) year period starting on the
          ------------------
Effective Date, ASV shall supply to Polaris, and Polaris shall purchase from ASV, all Work Tools for the Polaris Vehicle. Polaris shall provide forecasts and orders for Work Tools in accordance with Sections 5.3 and 5.4 above. After such five-year period, Polaris shall no longer be required to buy Work Tools from ASV and ASV shall no longer be required to supply Work Tools to Polaris.

     5.9  Manufacturing Licenses.  Effective upon Polaris exercising its rights
          ----------------------
to manufacture the Vehicles hereunder, ASV hereby grants to Polaris a non-exclusive, worldwide license under ASV Manufacturing Technology, for the sole purpose of manufacturing the Vehicles as provided hereunder. Such license shall not be transferable without the prior written consent of ASV, not to be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement, ASV shall retain the right to manufacture the ASV Vehicle itself.

     5.10 Subcontracting.  The Manufacturing Party shall not have the right to
          --------------
sublicense its rights to manufacture the Vehicles without the prior written consent of the Purchasing Party. Notwithstanding the foregoing, the Parties acknowledge that the Manufacturing Party may have components or systems for the Vehicles manufactured by third party manufacturers. In no event shall any such third party manufacture relieve the Manufacturing Party of its obligations hereunder.

     5.11 Trademark Licenses.
          ------------------

          (a) The Purchasing Party hereby grants to the Manufacturing Party a non-exclusive, worldwide license to use the Purchasing Party's Trademarks for the sole purpose of incorporating such Trademarks onto the Purchasing Party's Vehicles (and in the case of Polaris, incorporating such Trademarks onto the Polaris Vehicles, if Polaris so desires).

          (b) ASV hereby grants to Polaris a non-exclusive, worldwide license to use the ASV Trademarks for the purpose of incorporating such ASV Trademarks onto the Polaris Vehicle and marketing such Vehicle. Polaris shall not be obligated to so use the ASV Trademarks with respect to the Polaris Vehicle, but if it does, such use will be in a manner reasonably acceptable to ASV and in accordance with this Section 5.11.

__________________
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

          (c) The licensee Party agrees that (i) the licensor Party's Trademarks shall be used in accordance with the standards specified from time to time by such licensor Party, (ii) the Vehicles bearing such licensor Party's Trademarks will be of high standard and of such quality as to be adequate and suited to the protection and enhancement of the licensor Party's Trademarks and the goodwill pertaining thereto, and (iii) the use of the licensor Party's Trademarks by it shall not reflect adversely upon the reputation of the licensor Party or its Trademarks. The licensing Party shall have the right, upon request to the licensee Party, to review and comment on the licensee Party's use of the licensor Party's Trademarks, and such use shall be in reasonable conformance with the foregoing requirements.

          (d) Polaris agrees that all uses of the ASV Trademarks by Polaris and the goodwill associated with such uses shall inure solely to the benefit of ASV, and upon any termination of this Agreement, all right and interest of Polaris in and to the ASV Trademarks shall revert to ASV. ASV agrees that all uses of the Polaris Trademarks by ASV and the goodwill associated with such uses shall inure solely to the benefit of Polaris, and upon any termination of this Agreement, all right and interest of ASV in and to the Polaris Trademarks shall revert to Polaris.

                                   ARTICLE 6
                              PRICING AND PAYMENT

     6.1  Price and Determination of Manufacturing Costs. The Manufacturing
          ----------------------------------------------
Party will sell to the Purchasing Party such Purchasing Party's Vehicles at an initial price equal to *** (***). Such Manufacturing Cost will be mutually agreed by the Parties at an annual meeting to be held not later than November 15, prior to the applicable year (or not later than January 2, 2001 for the year
2001). Manufacturing Cost for 2001 will be reevaluated not later than May 15, 2001. The Manufacturing Party shall bear or benefit from any increases or decreases in the cost to manufacture incurred during such year, and thereafter such increases or decreases shall be included, to the extent provided below, as the starting point for the Manufacturing Costs for the next twelve months. All manufacturing and purchasing cost savings or increases will be included in Manufacturing Cost and, therefore passed on to ASV or Polaris under this methodology. Increases in the labor rate and overhead rate will be limited to increases in the Producer Price Index for the relevant period.

     6.2  Royalty on Polaris Vehicles.  When Polaris is the Manufacturing Party,
          ---------------------------
it shall pay to ASV a royalty for all Polaris Vehicles sold by Polaris, as follows, based on the date of this agreement:

          Years 1-5  ***

          Years 6-10 ***

______________
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

          Years 10+ ***

Such royalties shall be payable on a quarterly basis within thirty (30) days of the end of the applicable quarter. In addition, Polaris shall provide ASV, within fifteen (15) days for the end of each month, a written report detailing the number of Polaris Vehicles sold during such month.

     6.3  Pricing of Work Tools.  ASV shall sell the Work Tools to Polaris
          ---------------------
*** (***).

     6.4  Pricing of Products to Dealers.  Each Party shall determine in its
          ------------------------------
sole discretion the price of its Vehicles and Work Tools to be paid by its dealers or customers.

     6.5  Invoicing and Payment.  The Manufacturing Party shall invoice the
          ---------------------
Purchasing Party for Vehicles, and ASV shall invoice Polaris for Work Tools, upon delivery to the carrier at the F.O.B. point, and the Purchasing Party shall pay such invoices within ten (10) days of the invoice date.

     6.6  Audit Rights.  Each Party (the "Audited Party") shall keep true and
          ------------
accurate records of their respective Manufacturing Costs and in the case of Polaris, the number of Polaris Vehicles sold. The other Party (the "Auditing Party") shall have the right to review and audit such books and records, using internal personnel or independent certified public accountants reasonably acceptable to the Audited Party, upon reasonable written notice to the Audited Party and during normal business hours. The Auditing Party shall bear the costs of such audit, unless such audit reveals that the Audited Party underpaid or overcharged by more than ten percent (10%) of the amount claimed by the Audited Party. In such case, the Audited Party shall bear the Auditing Party's out-of-pocket costs for such audit.

                                   ARTICLE 7
                               PRODUCT WARRANTY

     7.1  Warranty to Dealers and Customers.  Each Party shall be responsible
          ---------------------------------
for warranting its respective Vehicles to its own dealers and customers for a period of one (1) year from the date of delivery to the first customer.

     7.2  Warranty Service and Payment.  Warranty costs related to failures of
          ----------------------------
components purchased from third parties will be passed through to that party. Warranty costs will not be included in the Manufacturing Cost. Each company will bear the administrative cost of its customer warranty program and will have a distribution network in place to perform all necessary warranty repairs for its respective Vehicle.

     7.3  WARRANTY DISCLAIMER.  NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT
          -------------------
TO THE VEHICLES OTHER THAN THOSE EXPRESSLY

______________
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SET FORTH IN SECTIONS 7.1 and 7.2, AND HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.4  WAIVER. EXCEPT WITH RESPECT TO ANY BREACH OF ARTICLE 10
          ------
(CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR RELIANCE DAMAGES ARISING OUT OF THIS AGREEMENT ON ANY THEORY OF LIABILITY EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE 8
                         INTELLECTUAL PROPERTY RIGHTS

     8.1  Intellectual Property Relating to Vehicles.  Any patents, copyrights,
          ------------------------------------------
trade secrets, designs, drawings, know-how or any other intellectual property developed by ASV shall belong to ASV. Any patents, copyrights, trade secrets, designs, drawings, know-how or any other intellectual property jointly developed by the Parties specifically for the Vehicles and Work Tools (but excluding manufacturing processes therefor) shall belong to jointly to both Parties. Each Party agrees to acknowledge and deliver promptly to the other Party without charge such written instruments as may be necessary to vest an undivided, one half interest in the same in such other Party.

     8.2  Intellectual Property Relating to Manufacturing Processes for the
          -----------------------------------------------------------------
Vehicles.  Any patents, copyrights, trade secrets, designs, drawings, know-how
--------
or any other intellectual property developed by either Party or jointly developed by the Parties specifically for manufacture of the Vehicles shall be jointly owned by the parties, without accounting. Each Party agrees to acknowledge and deliver promptly to the other Party without charge such written instruments as may be necessary to vest an undivided, one half interest in the same in such other Party. Notwithstanding the foregoing, each Party shall own any patents, copyrights, trade secrets, designs, drawings, know-how or any other intellectual property developed by such party during the term of this Agreement and relating to general manufacturing techniques.

                                   ARTICLE 9
                             TERM AND TERMINATION

     9.1  Term.  This Agreement shall have an initial term of five (5) years,
          ----
unless earlier terminated pursuant to this Article 9. Thereafter, this Agreement shall automatically be renewed for additional terms of one (1) year each unless either Party gives written notice to terminate at least three (3) months prior to the end of the initial term or any additional term.

     9.2  Termination for Default.  If either Party fails to perform this
          -----------------------
Agreement in any material respect (and does not remedy such failure to the reasonable satisfaction of the non-defaulting Party within sixty (60) days after written notice thereof has been sent to the other Party), then the non-defaulting Party may terminate this Agreement. Material breach shall include, but not be limited to, Polaris' or ASV's failure to manufacture and supply the Vehicles, for Polaris to use its best efforts to commercialize the Polaris Vehicle or for ASV to supply component parts in accordance with Section
5.7. ASV shall also have the right to terminate this Agreement as set forth in
Section 4.2.

     9.3  Termination for Bankruptcy.  Either Party may terminate this Agreement
          --------------------------
upon written notice to the other Party if any of the following occurs: (a) appointment of a trustee or receiver for all or any part of the assets or property of the other Party; (b) insolvency or bankruptcy of the other Party;
(c) the other Party makes a general assignment for the benefit of creditors; or
(d) dissolution or liquidation of the other Party.

     9.4  Effect of Termination or Expiration.
          -----------------------------------

          (a) Except for termination by the Purchasing Party in the event of the Manufacturing Party's breach of this Agreement, termination of this Agreement shall not relieve the Purchasing Party of its obligations with respect to any firm forecasts and accepted purchase orders in effect as of such termination. In addition, notwithstanding any termination of this Agreement, Polaris shall continue to have the right to sell any vehicles in inventory as well as manufacture and distribute spare parts and otherwise support Vehicles manufactured prior to the effectiveness of such termination, unless ASV is manufacturing such proprietary components, in which case Polaris will source such proprietary components from ASV.

          (b) ASV's termination or the expiration of this Agreement shall not preclude Polaris from using available technology to develop or manufacture similar vehicles under Polaris trademarks.

          (c) Termination or expiration of this Agreement shall not affect any rights or obligations accrued prior to the date of such termination or expiration. Upon termination or expiration of this Agreement, the Parties shall promptly return to each other such other Party's Confidential Information.

          (d) Articles 7 (Product Warranty), 8 (Intellectual Property Rights), 10 (Confidentiality), 11 (Indemnification) and 12 (Miscellaneous) shall survive termination of this Agreement.

                                  ARTICLE 10
                                CONFIDENTIALITY

     The Parties shall maintain the secrecy of Confidential Information as follows:

     10.1 Disclosure of Information.  In connection with performance of this
          -------------------------
Agreement, the Parties may disclose to one another certain Confidential Information.

     10.2 Restrictions on Disclosure and Use.  The Receiving Party shall hold
          ----------------------------------
the Disclosing Party's Confidential Information in strictest confidence and trust and shall use the Confidential Information only in connection with the purposes of this Agreement. The

Receiving Party shall not disclose Confidential Information provided by the Disclosing Party and/or its Affiliates, or the fact that it has been made available to the Receiving Party, except that the Receiving Party may disclose Confidential Information and the fact that it has been provided to those employees, officers, directors, agents, consultants and representatives of the Receiving Party and its Affiliates who have a reasonable need to know such information in connection with the purposes of this Agreement. The Receiving Party shall be liable for any breach of the confidentiality obligation hereunder by any of its Affiliates, or by any of the respective employees, officers, directors, agents, consultants and representatives of the Receiving Party and/or its Affiliates.

     10.3 Disclosure by Law or Regulation.  If the Receiving Party is required
          -------------------------------
by law or legal process to disclose any of the Confidential Information of the Disclosing Party, the Receiving Party shall promptly notify the Disclosing Party in writing so that the Disclosing Party may seek an appropriate protective order or other remedy at the sole cost of the Disclosing Party. If no such protective order or other remedy is obtained, the Receiving Party shall furnish only that portion of such Confidential Information that is legally required and shall exercise its reasonable efforts to obtain reliable assurances from all Parties receiving the designated portions of such Confidential Information that confidential treatment shall be accorded to such Confidential Information. Notwithstanding any such disclosure, any such Confidential Information so disclosed shall, for all other purposes, continue to be treated as Confidential Information under this Agreement.

     10.4 No Implied Licenses.  The disclosure of Confidential Information
          -------------------
pursuant to this Agreement, and any prior or future discussions, evaluations or other communications between the Parties, shall not confer any right nor impose or create any obligation on the Parties other than those expressly agreed to in this Agreement.

     10.5 Return of Confidential Information.  All reports, notes, data,
          ----------------------------------
memoranda, records, or other tangible expressions of Confidential Information of the other Party, including any electronically stored data, shall be returned to the Disclosing Party by the Receiving Party promptly upon request of such Disclosing Party.

     10.6 Survival.  The confidentiality obligation shall survive expiration or
          --------
termination of this Agreement for any reason.

                                  ARTICLE 11
                                INDEMNIFICATION

     11.1 Personal Injury and Property Indemnification by ASV.  Except to the
          ---------------------------------------------------
extent provided in Section 11.3, ASV agrees to indemnify, defend and hold Polaris, its subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or in any way connected with the injury or death of any person or loss or damage to property as a consequence of, or attributable to, any defect of design, material, or workmanship of ASV Vehicles or Work Tools or failure of ASV Vehicles or Work Tools to conform with the Parties' agreed written specifications, drawings and data therefor.

     11.2 Personal Injury and Property Indemnification by Polaris.  Except to
          -------------------------------------------------------
the extent provided in Section 11.3, Polaris agrees to indemnify, defend and hold ASV, its subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or in any way connected with the injury or death of any person or loss or damage to property as a consequence of, or attributable to, any defect of design, material, or workmanship of Polaris Vehicles or failure of Polaris Machines to conform with the Parties' agreed written specifications, drawings and data therefor.

     11.3 Personal Injury and Property Indemnification by Manufacturing Party.
          -------------------------------------------------------------------
The Manufacturing Party agrees to indemnify, defend and hold the Purchasing Party, its subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against all third party claims, demands, liabilities, losses, damages, costs, and expenses, of whatsoever nature, including attorneys' fees, arising from or in any way connected with the injury or death of any person or loss or damage to property as a consequence of, or attributable to, any defect of material, or workmanship of the Purchasing Party's Vehicles or failure of Purchasing Party's Machines to conform with the Parties' agreed written specifications, drawings and data therefor.

     11.4 Indemnification Procedure.  Any Party seeking indemnification
          -------------------------
hereunder shall promptly notify the indemnifying Party of the nature of the claim for which the indemnified Party seeks indemnification. The indemnified Party shall give complete control of, and cooperate with, the defense of such claim to the indemnifying Party and the indemnified Party shall not settle any claim without the prior written approval of the indemnifying Party, such approval not to be unreasonably withheld.

                                  ARTICLE 12
                                 MISCELLANEOUS

     12.1 Injunctive Relief.  It is understood and agreed by the Parties that
          -----------------
each may be irreparably injured by a breach of Article 10 (Confidentiality) and that monetary damages may not be a sufficient remedy for any actual or threatened breach thereof. In addition to any remedies available at law, the non-breaching Party may also be entitled to equitable relief, including injunction and specific performance.

     12.2 Force Majeure.  No failure or omission by either Party in the
          -------------
performance of any of its obligations under this Agreement shall be deemed a breach of this Agreement, nor create any liability or give rise to any right to terminate this Agreement, if the same shall arise from or as a consequence of a fire, flood, drought, hurricane, severe weather or other act of God, war, insurrection, civil disturbance, labor dispute or any other cause beyond the reasonable control of such Party, whether similar to or different from the causes above enumerated, and any such cause shall absolve the affected Party from responsibility for such failure to perform said obligation.

     12.3 Announcement.  Neither Party shall make any announcement concerning
          ------------
the nature and details of this Agreement without the express written consent of the other Party, such consent not to be unreasonably withheld.

     12.4 Assignment.  This Agreement may not be assigned by either Party
          ----------
without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

     12.5 Applicable Law, Jurisdiction and Venue.  The Parties agree that this
          --------------------------------------
Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Minnesota, without reference to its conflict of laws provisions. The Parties hereby consent to personal jurisdiction and venue in the state and federal courts located in Minnesota, and the parties agree such a forum is mutually convenient and reasonable.

     12.6 Entire Agreement, Amendment.  This Agreement, including any Exhibits
          ---------------------------
attached hereto, constitutes the entire agreement between the Parties and there are no prior understandings, agreements, representations or warranties between the Parties relating hereto. No modification or amendment to this Agreement or any of its provisions shall be binding unless contained in a writing signed by both Parties (except for modifications or amendments to Exhibits A and B).

     12.7 Notices.  When written notice is required by this Agreement, it shall
          -------
be sent by registered mail, by courier or by such other method as shall permit the sender to verify delivery, to the addresses set forth below:

For ASV:        A.S.V., Inc.
                Attn: Mr. Gary D. Lemke
                840 Lily Lane
                Grand Rapids, Minnesota 55744
                Telephone: (218) 327-3434
                Facsimile: (218) 326-5579

                Copy To:
                Amy E. Ayotte
                Dorsey & Whitney
                Pillsbury Center South
                220 South Sixth Street
                Minneapolis, Minnesota 55402
                Telephone: (612) 340-2600
                Fax: (612) 340-8738

For Polaris:    Polaris Industries Inc.
                Attn: Mike Malone
                2100 Highway 55
                Medina, MN 55340
                Telephone: (763) 542-0542
                Fax: (763) 542-0595

                Copy To:
                Kaplan Strangis & Kaplan

                Attn: James C. Melville
                5500 Norwest Center
                90 South Seventh Street
                Minneapolis, MN 55402
                Telephone: (612) 904-5613
                Fax: (612) 375-1143

Written notice may also be sent by facsimile to the numbers listed above, but such notice shall not be effective unless the sender receives a return facsimile acknowledging receipt of the notice. Notice shall be deemed received when actually delivered to the recipient as demonstrated by postal records.
Facsimile notice shall be deemed received upon receipt by the sender of an acknowledgement as described above. The addresses and transmittal numbers set forth above can be changed only by written notice, which complies with the requirements of this Article 12.

     12.8   Independent Contractor. The relationship between the Parties shall
            ----------------------
be that of independent contractors, and nothing in this Agreement shall be construed to establish a fiduciary, partnership, agency, or joint venture relationship between the Parties, or constitute either Party, its agents and employees as the agents or employees of the other Party or to grant them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of the first Party for any purpose whatsoever.

     12.9   Severability. The invalidity or unenforceability of any provision of
            ------------
this Agreement shall not affect the validity or enforceability of the remainder hereof.

     12.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     12.11  Headings.  The headings to the sections of this Agreement are solely
            --------
for convenience of reference, and they shall not govern, limit or aid in the interpretation of any terms or provisions of this Agreement.

     12.12  No Waiver.  The provisions of this Agreement may be waived, altered,
            ---------
amended, or repealed in whole or in part only upon the written consent of the Parties. The waiver by either Party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Agreement.

     IN WITNESS WHEREOF, the authorized representative of each Party have duly executed this Agreement as of the Effective Date.


                    ASV, INC.


                    /s/ Gary D. Lemke
                    -----------------------------
                    Gary D. Lemke
                    President

                         POLARIS INDUSTRIES INC.


                         /s/ Thomas C. Tiller
                         ---------------------
                         Thomas C. Tiller
                         President & CEO

List of Exhibits
----------------
Exhibit A:     ASV Trademarks
Exhibit B:     Polaris Trademarks
Exhibit C:     Vehicles
Exhibit D:     Initial Forecast
Exhibit E:     ASV Parts Policy